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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009 (September 29, 2009)
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
On September 29, 2009, PHH Corporation (the “Company,” “we” or “our”) issued $250 million in aggregate principal amount of 4.00% Convertible Senior Notes due 2014 (the “Notes”) under an indenture, dated as of September 29, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes will bear interest at a rate of 4.00% per year, payable semiannually in arrears in cash on March 1st and September 1st of each year, beginning on March 1, 2010. The Notes are our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured debt and senior to all of our existing and future subordinated debt.
Holders may convert their Notes at their option on any day prior to the close of business on the “scheduled trading day” immediately preceding March 1, 2014 only under the following circumstances: (1) during the five business-day period after any five consecutive trading day period (the “measurement period”) in which the trading price per Note for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter after the calendar quarter ending December 31, 2009, and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, March 1, 2014 through the third “scheduled trading day” immediately preceding the maturity date.
Upon conversion we will pay cash and, if applicable, deliver shares of our common stock based on a “daily conversion value” calculated on a proportionate basis for each “VWAP trading day” of the relevant 60 VWAP trading day observation period. The initial conversion rate for the Notes will be 38.7522 shares of common stock per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $25.805 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest.
Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “fundamental change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “fundamental change repurchase date.” In addition, upon a “make-whole fundamental change” (as defined in the Indenture) prior to the maturity date of the Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change. The Company may not redeem the Notes prior to maturity.
The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and such failure continues for 30 days; failure to pay any principal of, or extension fee (if any) on, any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 5 days; failure in performance or breach of any covenant or agreement by us under the Indenture and such failure or breach continues for 60 days after written notice has been given to us; failure by us to provide timely notice of a fundamental change; failure to pay any indebtedness borrowed by us or one of our majority owned subsidiaries in an outstanding principal amount in excess of $25 million if such default is not rescinded or annulled within 30 days after written notice; failure by us or one of our majority-owned subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $25 million within 60 days of notice; and certain events in bankruptcy, insolvency or reorganization of the Company.
Convertible Note Hedge Amendments and Additional Warrant Transactions
Concurrently with the pricing of the Notes, on September 23, 2009, the Company entered into convertible note hedging transactions (collectively, the “Note Hedges”) with respect to its common stock (the “Purchased Options”)

with affiliates of certain of the initial purchasers (collectively, the “Option Counterparties”). The Purchased Options cover, subject to adjustments substantially similar to those in the Notes, up to 8,525,484 shares of our common stock. Separately and concurrently with the pricing of the Notes, on September 23, 2009, the Company entered into warrant transactions (collectively, the “Warrant Transactions”), whereby it sold to the Option Counterparties warrants to acquire, subject to adjustments, up to 8,525,484 shares of its common stock (the “Sold Warrants”).
Concurrently with the issuance of the Notes, on September 29, 2009, the Company entered into amendments to the Note Hedges (collectively, the “Note Hedge Amendments”). The Note Hedge Amendments increase the number of shares covered by the Purchased Options by up to 1,162,566 shares, from 8,525,484 shares to up to 9,688,050 shares (subject, in each case, to adjustments substantially similar to those in the Notes).
Separately and concurrently with the issuance of the Notes, on September 29, 2009, the Company entered into additional warrant transactions (collectively, the “Additional Warrant Transactions”), whereby it sold to the Option Counterparties warrants to acquire, subject to adjustments, up to an additional 1,162,566 shares of its common stock (the “Additional Sold Warrants”). The Additional Sold Warrants could have a dilutive effect on our earnings per share to the extent that the price of our common stock exceeds the strike price of the Additional Sold Warrants during the measurement period at their maturity.
The Note Hedge Amendments and Additional Warrant Transactions are separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options and Additional Sold Warrants.
In connection with the Additional Warrant Transactions, we entered into confirmation letters with the Option Counterparties (collectively, the “Additional Warrant Confirmations”) setting forth the terms and conditions of the Additional Warrant Transactions.
The foregoing summary of the Indenture, Note Hedge Amendments and Additional Warrant Transactions set forth above is qualified in its entirety by reference to the full text of the Indenture, Amendments to Convertible Note Hedging Transaction Confirmations and the Additional Warrant Confirmations, copies of which are attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
On September 29, 2009, as further described under “Convertible Note Hedge Amendments and Additional Warrant Transactions” in Item 1.01 above, the Company sold additional warrants to acquire, subject to adjustment, up to an additional 1,162,566 shares of our common stock, at an exercise price of $34.74 per share, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
On September 30, 2009, the Company issued a press release announcing the closing of the private placement of the Notes. The full text of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
4.1	Indenture dated as of September 29, 2009, by and between PHH Corporation and The Bank of New York Mellon, as Trustee

4.2	Form of Global Note 4.00% Convertible Senior Note Due 2014 (included as part of Exhibit 4.1)

10.1	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.2	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.3	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.4	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.5	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and Citibank, N.A.

10.6	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and Citibank, N.A.

99.1	Press release, dated September 30, 2009, announcing the closing of the private placement of convertible senior notes

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By: Name:	/s/ William F. Brown William F. Brown
Title:	Senior Vice President, General
Counsel and Secretary
Dated: October 1, 2009

Index to Exhibits

Exhibit
Number	Description
4.1	Indenture dated as of September 29, 2009, by and between PHH Corporation and The Bank of New York Mellon, as Trustee

4.2	Form of Global Note 4.00% Convertible Senior Note Due 2014 (included as part of Exhibit 4.1)

10.1	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.2	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and JPMorgan Chase Bank, National Association, London Branch

10.3	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.4	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and Wachovia Bank, National Association

10.5	Amendment to Convertible Bond Hedging Transaction Confirmation dated September 29, 2009, by and between PHH Corporation and Citibank, N.A.

10.6	Confirmation of Additional Warrants dated September 29, 2009, by and between PHH Corporation and Citibank, N.A.

99.1	Press release, dated September 30, 2009, announcing the closing of the private placement of convertible senior notes